COMSTOCK MINING ANNOUNCES DRILL RESULTS
ON THE DAYTON RESOURCE AREA

Building to a Second Mine Plan

Virginia City, NV (September 7, 2011) -- Comstock Mining Inc. (“Comstock Mining” or “the Company”) (NYSE Amex: LODE) announced today the second-phase drilling results at its Dayton Resource Area (the “Dayton”).  The drilling program included 20 Reverse Circulation (RC) holes, totaling 8,170 feet and two core holes totaling 1,106 feet.  Significant mineralization was encountered in all 22 holes, including continuously mineralized intervals of greater than 100 feet in eight of those holes.

Phase I results were announced in March 2011. That initial phase was designed as a series of three east-west “drill fences,” spaced approximately 600 feet apart, with the goal of testing the mineralization at greater depths than the previous, mostly shallow drilling, and of validating the geological model for the area.  Phase I encountered significant mineralization in 41 of the 42 holes in the program. Results announced previously by the Company included the highest-grade interval encountered to-date at the Dayton: 10 feet (3.05 m) grading 1.121 ounces per ton of gold (38.39 g/tonne) and 2.279 ounces per ton of silver (78.05 g/tonne), contained in an interval of 135 feet (41.15 m) grading 0.218 ounces per ton of gold (7.47 g/tonne) and 0.685 ounces per ton of silver (23.46 g/tonne). Those results also included continuously mineralized intervals of greater than 100 feet in 13 of the 42 holes.

The Dayton Phase II drilling program follows the success of the first phase by drilling holes on intermediate sections that were spaced approximately 200 feet apart. The positive results provide additional confirmation of the geological model and expand significantly the Company’s understanding of the mineralized zone.

“We are excited by the extended continuity of the mineralization with 21 different holes showing greater than 100 feet,” stated Mr. Corrado De Gasperis, President and CEO of Comstock Mining Inc.   “We are incorporating these results into our next technical report and expect a material increase in our Dayton mineral resources. It is our strong belief that the Dayton has sufficient mineralization, metallurgical character and economic profile for development as our second mine, independent and distinct from our activities in the Lucerne Area.”

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

Dayton Phase II Drill Locations

Significant Mineralized Intervals

All 22 holes encountered intervals of significant mineralization (gold grades greater than 0.010 ounces per ton or silver grades greater than 0.100 ounces per ton, and length of at least ten feet).

Continuously mineralized intervals of 100 feet or more were found in eight of the 22 holes in Phase II and 13 of the 42 holes in Phase I. These thick areas of mineralization are strong indicators of the outstanding potential to develop a Dayton mine.  The deeper, silver-only mineralization that was encountered in the Phase I program was also encountered in Phase II.

Specific examples of continuously mineralized intervals include Hole D11-42, with 155’ (47.24 m) averaging 0.032 ounces per ton gold (1.09 g/tonne) and 0.323 ounces per ton silver (7.96 g/tonne) and hole D11-41, with 150’ (45.72 m) averaging 0.048 ounces per ton gold (1.63 g/tonne) and 0.312 ounces per ton silver (7.71 g/tonne).

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

Significant assay results and mineralized intervals from all of the holes in the Dayton Phase II program are listed below.

Drill Hole	Interval (ft)	Length (ft)	Gold (oz/ton)	Silver (oz/ton)	Length (m)	Gold (g/t)	Silver (g/t)

D11-40	235 - 295 (TD)	60	0.018	0.312	18.29	0.63	10.70

D11-41	220 - 370	150	0.048	0.225	45.72	1.63	7.71
INCLUDES	245 - 255	10	0.135	0.475	3.05	4.62	16.27
INCLUDES	315 - 330	15	VOID		4.57
	430 - 445	15	0.015	0.310	4.57	0.51	10.61

D11-42	50 - 65	15	0.132	0.280	4.57	4.52	9.59
	200 - 225	25	0.020	0.041	7.62	0.70	1.40
	235 - 245	10	0.229	0.233	3.05	7.84	7.98
	275 - 430	155	0.032	0.232	47.24	1.09	7.96
	440 - 450	10	0.013	0.138	3.05	0.43	4.71

D11-43	85 - 95	10	0.018	0.100	3.05	0.60	3.41
	220 - 265	45	0.018	0.181	13.72	0.62	6.19
INCLUDES	225 - 230	5	VOID		1.52

D11-44	60 - 70	10	0.019	0.045	3.05	0.63	1.54
	95 - 110	15	0.016	0.060	4.57	0.55	2.05
	155 - 255	100	0.119	0.149	30.48	4.07	5.12
INCLUDES	215 - 240	25	0.321	0.328	7.62	10.99	11.23
	265 - 275	10	0.013	0.078	3.05	0.45	2.65
	385 - 405	20	0.019	0.122	6.10	0.63	4.19

D11-45	40 - 180	140	0.039	0.075	42.67	1.32	2.55
	210 - 295	85	0.026	0.050	25.91	0.90	1.73
	310 - 325	15	0.022	0.147	4.57	0.76	5.03
	325 - 340	15	-	0.152	4.57	-	5.19

D11-46	150 - 165	15	0.011	0.043	4.57	0.37	1.47
	225 - 260	35	0.014	0.072	10.67	0.48	2.47
	260 - 270	10	-	0.192	3.05	-	6.56

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

Drill Hole	Interval (ft)	Length (ft)	Gold (oz/ton)	Silver (oz/ton)	Length (m)	Gold (g/t)	Silver (g/t)
D11-47	0 - 60	60	0.030	0.391	18.29	1.04	13.38
	75 - 90	15	0.025	0.085	4.57	0.86	2.92
	135 - 155	20	-	0.302	6.10	-	10.33
	215 - 230	15	-	0.241	4.57	-	8.24
	335 - 345	10	0.020	0.037	3.05	0.68	1.25

D11-48	0 - 35	35	0.022	0.313	10.67	0.77	10.73
	65 - 75	10	0.015	0.071	3.05	0.51	2.43
	130 - 140	10	-	0.336	3.05	-	11.49
	155 - 190	35	-	0.244	10.67	-	8.37
	230 - 255	25	-	0.198	7.62	-	6.77

D11-49	0 - 50	50	0.032	0.253	15.24	1.11	8.65
	325 - 335	10	-	0.186	3.05	-	6.35

D11-50	30 - 40	10	-	0.127	3.05	-	4.35
	90 - 100	10	-	0.136	3.05	-	4.64

D11-51	0 - 60	60	-	0.235	18.29	-	8.06
	160 - 185	25	-	0.176	7.62	-	6.03

D11-52	0 - 35	35	0.010	0.117	10.67	0.33	4.02
	110 - 135	25	0.016	0.189	7.62	0.55	6.48
	155 - 165	10	0.002	0.144	3.05	0.07	4.91

D11-53	75 - 85	10	0.014	0.106	3.05	0.46	3.63
	85 - 105	20	-	0.236	6.10	-	8.08
	105 - 150	45	0.028	0.484	13.72	0.97	16.58
	205 - 220	15	-	0.153	4.57	-	5.23

D11-54	75 - 85	10	-	0.172	3.05	-	5.89
	85 - 115	30	0.049	0.764	9.14	1.67	26.16
INCLUDES	90 - 100	10	0.068	1.409	3.05	2.33	48.25

D11-55	40 - 55	15	0.039	0.170	4.57	1.32	5.83
	80 - 215 (TD)	135	0.044	0.235	41.15	1.52	8.06
INCLUDES	160 - 190	30	VOID		9.14

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

Drill Hole	Interval (ft)	Length (ft)	Gold (oz/ton)	Silver (oz/ton)	Length (m)	Gold (g/t)	Silver (g/t)
D11-56	40 - 60	20	0.012	0.115	6.10	0.42	3.92
	90 - 135	45	0.031	0.084	13.72	1.07	2.88
	145 - 155	10	0.020	0.087	3.05	0.67	2.98
	170 - 185	15	0.031	0.089	4.57	1.06	3.06
	205 - 245	40	0.018	0.124	12.19	0.61	4.23
	330 - 355	25	0.026	0.054	7.62	0.90	1.86
	390 - 435	45	0.014	0.056	13.72	0.49	1.93

D11-57	0 - 10	10	-	0.162	3.05	-	5.55
	70 - 85	15	0.015	0.083	4.57	0.50	2.83
	150 - 200	50	0.061	0.045	15.24	2.10	1.54
	210 - 235	25	0.014	0.073	7.62	0.47	2.49
	245 - 265	20	0.015	0.149	6.10	0.51	5.09
	275 - 290	15	0.038	0.145	4.57	1.29	4.95
	290 - 340	50	-	0.128	15.24	-	4.38

D11-58	120 - 135	15	0.090	0.088	4.57	3.08	3.00
	270 - 285	15	0.031	0.058	4.57	1.06	1.99
	295 - 375 (TD)	80	0.051	0.226	24.38	1.73	7.75

D11-59	25 - 155	130	0.026	0.214	39.62	0.90	7.32
INCLUDES	90 - 130	40	VOID		12.19

CORE

DC11-01	70 - 80	10	-	0.137	3.05	-	4.67
	90 - 115	25	0.012	0.089	7.62	0.40	3.05
	155 - 195	40	0.020	0.085	12.19	0.68	2.91
	220 - 245	25	0.019	0.090	7.62	0.64	3.09
	275 - 385	110	0.029	0.099	33.53	0.98	3.40
	385 - 405	20	-	0.439	6.10	-	15.04

DC11-02	0 - 15	15	0.029	0.490	4.57	1.00	16.78
	15 - 65	50	-	0.299	15.24	-	10.24
	65 - 160	95	0.024	0.505	12.19	0.82	17.29
INCLUDES	105 - 110	5	VOID		1.52	VOID
	160 - 180	20	0.017	0.222	6.10	0.58	7.60
	190 - 245	55	0.126	0.227	16.76	4.32	7.77
INCLUDES	210 - 230	20	0.295	0.318	6.10	10.10	10.89
	245 - 270	25	-	0.105	7.62	-	3.60

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

Next Technical Report

The next update of the Company’s 43-101 technical report is scheduled to be completed in September and will include 355 new holes, totaling 121,945 feet, drilled in the Lucerne and Dayton Resource Areas since October, 2010. The new information added by both phases of drilling in the Dayton will figure prominently in the updated report. Future press releases will announce the report and highlight additional findings.

Additional Drilling Programs

Phase III drilling on the Dayton property will be infill drilling to provide the detailed information needed for a mine plan. This resultant mine plan is prerequisite to the appropriate permitting processes.  A plan of exploration has been filed with the Nevada Department of Environmental Protection (NDEP) that will authorize and bond us for this development drilling. The exploration plan will also include approximately 20 drilling locations in the nearby Spring Valley Target Area, to step-out and explore near the Company’s 2009 discovery hole.

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based gold and silver mining company with extensive, contiguous property in the Comstock District.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and brought the exploration project into test mining production.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for exploration and mining.  The goal of its strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations in 2011, with annual production rates of 20,000 gold equivalent ounces.

Forward-Looking Statements
This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature, timing and accounting for restructuring charges, gains or losses on debt extinguishment,  derivative liabilities and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
P.O. Box 1118
Virginia City, NV 89440
 info@comstockmining.com
http://www.comstockmining.com

Doug McQuide Director of Marketing and Public Relations Tel (775) 847-7376 mcquide@comstockmining.com	Joanna Longo Investor Relations Tel (416) 238-1414 x233 longo@comstockmining.com

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740